EXHIBIT 10

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 2-77068 on Form N-1A of our report dated September 8, 2000 appearing in the Annual Report of Merrill Lynch Phoenix Fund, Inc. for the year ended July 31, 2000, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Princeton, New Jersey

October 4, 2000